Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-266602) on Form S-3 and registration statements (Nos. 333-266585, 333-233057, 333-218423, 333-211650, and 333-150444) on Form S-8 of our report dated March 7, 2024, with respect to the consolidated financial statements and financial statement schedule II of Intrepid Potash, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

Denver, Colorado
March 7, 2024